Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Annual Report on Form 10-K of CVR Partners, LP, a Delaware limited partnership (the “Partnership”), for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of CVR GP, LLC, the general partner of the Partnership, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge and belief:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

Date: February 23, 2021	By:	/s/ DAVID L. LAMP
David L. Lamp Executive Chairman CVR GP, LLC, the general partner of CVR Partners, LP (Principal Executive Officer)
	By:	/s/ MARK A. PYTOSH
Mark A. Pytosh President and Chief Executive Officer CVR GP, LLC, the general partner of CVR Partners, LP (Principal Executive Officer)
	By:	/s/ TRACY D. JACKSON
Tracy D. Jackson Executive Vice President and Chief Financial Officer CVR GP, LLC, the general partner of CVR Partners, LP (Principal Financial Officer)
	By:	/s/ MATTHEW W. BLEY
Matthew W. Bley Chief Accounting Officer and Corporate Controller CVR GP, LLC, the general partner of CVR Partners, LP (Principal Accounting Officer)